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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 10, 1999
                                                   -----------------------------

                              GENERAL MAGIC, INC.
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             (Exact name of registrant as specified in its charter)


            DELAWARE                                            77-0250147
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(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
of incorporation)                                         Identification Number)

                420 NORTH MARY AVENUE SUNNYVALE, CALIFORNIA 94086
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 774-4000
                                                    ----------------------------

                                 Not applicable
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          (Former name or former address, if changed since last report)

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ITEM 5.        OTHER EVENTS

        On November 10, 1999, Registrant General Magic, Inc. issued a press release announcing that it had entered a definitive agreement with General Motors, by and through its OnStar division ("OnStar"). The agreement provides that OnStar will take a $15 million equity stake in the Registrant in the form of Series G Preferred Stock and a warrant to purchase an additional $5 million of Series G Preferred Stock and will be entitled to a seat on the Registrant's Board of Directors. In addition, OnStar is to pay a $5 million fee pursuant to a development and licensing agreement for custom engineering services and a license to Registrant's magicTalk voice user interface platform technology. The development and licensing agreement also contemplates recurring technical support and hosting fees for use of the Registrant's network operations facilities. The closing of these transactions is subject to receipt of regulatory approval. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

        (b)    PRO FORMA FINANCIAL INFORMATION. Not applicable.

        (c)    EXHIBITS.

               Exhibit No.   Description
               99.1          Press release of the Registrant, dated November 10,
                             1999, announcing a definitive agreement with
                             General Motors, by and through its OnStar division.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        General Magic, Inc.


                                        By:   /s/ Mary E. Doyle
                                           -------------------------------------
November 11, 1999                                   Mary E. Doyle
                                              General Counsel and Secretary

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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
99.1           Press release of the Registrant, dated November 10, 1999,
               announcing a definitive agreement with General Motors, by and through its OnStar division.